UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 7, 2006


                          Mooney Aerospace Group, Ltd.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     0-21749                 95-4257380
            --------                     -------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

                  165 Al Mooney Road North, Kerrville, TX 78028
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (830) 896-6000

                                   Copies to:
                                 Marc Ross, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

At a meeting of the Board of Directors of Mooney Aerospace Group, Ltd. (the "Company"), held on March 7, 2006, James D. Wilcox was elected as a member of the Board of Directors of the Company, and will serve as Chairman of the Audit Committee of the Board.

James D. Wilcox is the founder and Principal of Pivotal Strategies, Inc., a firm providing interim executive management services to smaller and middle market businesses during periods of corporate transition. Prior to establishing Pivotal Strategies, Mr. Wilcox held a number of executive management positions. From 1998 to 1999 he served as CFO of Key Components, Inc., a holding company for a number of industrial manufacturers. From 1992 to 1998 he was with Systems Engineering and Manufacturing Corp., a manufacturer of custom engineered electroplating equipment and waste treatment systems, where he held a number of executive positions including Chief Financial Officer, Chief Operating Officer and Chief Executive Officer. Mr. Wilcox received his B.A. in Economics from Ursinus College, his M.S. in Accounting from Northeastern University and he is also a CPA. Since 2004, he has also served as an Executive-in-Residence of Watermill Ventures and a member of its Investment Committee.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Mooney Aerospace Group, Ltd.

Date: March 10, 2006                           /s/ Gretchen Jahn
                                               -----------------
                                               Gretchen Jahn
                                               Chief Executive Officer